Exhibit 99.1
Avantor® Reports Fourth Quarter and Full-Year 2023 Results
Fourth Quarter 2023
•Net sales of $1.72 billion, decrease of 4.0%; core organic decline of 4.8%
•Net income of $98.5 million; Adjusted EBITDA of $302.1 million
•Diluted GAAP EPS of $0.15; adjusted EPS of $0.25
•Operating cash flow of $251.6 million; free cash flow of $201.0 million

Full Year 2023
•Net sales of $6.97 billion, decrease of 7.3%; core organic decline of 5.2%
•Net income of $321.1 million; Adjusted EBITDA of $1,309.1 million
•Diluted GAAP EPS of $0.47; adjusted EPS of $1.06
•Operating cash flow of $870.0 million; free cash flow of $723.6 million
•Adjusted net leverage of 3.9X; repaid approximately $850 million of debt in 2023

RADNOR, Pa. – Feb. 14, 2024 – Avantor, Inc. (NYSE: AVTR), a leading global provider of mission-critical products and services to customers in the life sciences and advanced technology industries, today reported financial results for the fourth quarter ended December 31, 2023.

“We had a solid finish to the year with fourth quarter revenue, margin and adjusted EPS coming in at the high end of our updated guidance. Our free cash flow for the year exceeded the top end of our guidance range, representing more than 120% conversion in the quarter. I am proud of our commercial team’s continued drive and intensity, which resulted in additional wins and expanded relationships among biotech, biopharma, and academic customers. Avantor’s results reflect our focus on operating with discipline through our Avantor Business System, our market position, and our relevance to customers’ workflows,” said Michael Stubblefield, President and Chief Executive Officer.

“Looking ahead to 2024, while we are seeing encouraging signs from our customers and end markets, we have not yet seen an inflection point. We are continuing to take actions that position Avantor for long-term growth, including advancing our new operating model which unlocks significant operating efficiencies, sharpens our focus on accelerating innovation, and builds on the strength of our platform."

Fourth Quarter 2023

For the three months ended December 31, 2023, net sales were $1.72 billion, a decrease of 4.0% compared to the fourth quarter of 2022. Foreign currency translation had a favorable impact of 1.9% resulting in an organic sales decline of 5.9% and core organic sales decline (excluding COVID-19 headwinds) of 4.8%. Adjusted EBITDA was $302.1 million and adjusted EBITDA margin was 17.5%. Net income decreased to $98.5 million from $141.7 million in the fourth quarter of 2022 and adjusted net income was $166.7 million as compared to $214.0 million in the comparable prior period.

Diluted earnings per share on a GAAP basis was $0.15, while adjusted EPS was $0.25.

Operating cash flow in the quarter was $251.6 million, while free cash flow was $201.0 million.

Full Year 2023
For the full year ended December 31, 2023, net sales were $6.97 billion, a decrease of 7.3% compared to 2022. Foreign currency translation had a favorable impact of 0.5% resulting in an organic sales decline of 7.8% and core organic sales decline (excluding COVID-19 headwinds) of 5.2%. Adjusted EBITDA was $1,309.1 million and adjusted EBITDA margin was 18.8%. Net income decreased to $321.1 million from $686.5 million in 2022 and adjusted net income was $720.1 million as compared to $955.5 million in 2022.

Diluted earnings per share on a GAAP basis was $0.47, while adjusted EPS was $1.06.

Operating cash flow was $870.0 million, while free cash flow was $723.6 million.

Adjusted net leverage was 3.9X as of December 31, 2023, and we have repaid approximately $850 million of total debt in 2023.

Fourth Quarter 2023 – Segment Results

Management uses Adjusted EBITDA to measure and evaluate the internal operating performance of our Company’s business segments. Adjusted EBITDA is also our segment reporting profitability measure under generally accepted accounting principles.

Americas
•Net sales were $994.8 million, a reported decrease of 5.1%, as compared to $1,048.0 million in the fourth quarter of 2022. Core organic sales decreased 3.8%.
•Adjusted EBITDA margin decreased approximately 180 basis points to 20.2%.

Europe
•Net sales were $603.5 million, a reported decrease of 2.2%, as compared to $617.2 million in the fourth quarter of 2022. Core organic sales decreased 6.8%.
•Adjusted EBITDA margin decreased approximately 240 basis points to 18.8%.

AMEA
•Net sales were $124.5 million, a reported decrease of 4.1%, as compared to $129.8 million in the fourth quarter of 2022. Core organic sales decreased 3.5%.
•Adjusted EBITDA margin decreased approximately 570 basis points to 25.4%.

Full Year 2023 – Segment Results

Americas
•Net sales were $4,071.6 million, a reported decrease of 8.9%, as compared to $4,471.2 million in 2022. Core organic sales decreased 6.1%.
•Adjusted EBITDA margin decreased approximately 170 basis points to 22.4%.

Europe
•Net sales were $2,420.4 million, a reported decrease of 3.8%, as compared to $2,516.5 million in 2022. Core organic sales decreased 3.9%.

•Adjusted EBITDA margin decreased approximately 220 basis points to 18.6%.

AMEA
•Net sales were $475.2 million, a reported decrease of 9.4%, as compared to $524.7 million in 2022. Core organic sales decreased 4.2%.
•Adjusted EBITDA margin decreased approximately 60 basis points to 26.4%.

Conference Call
We will host a conference call to discuss our results today, February 14, 2024, at 8:00 a.m. Eastern Time. The live webcast and presentation as well as a replay will be available on the investor section of Avantor's website.
About Avantor
Avantor®, a Fortune 500 company, is a leading global provider of mission-critical products and services to customers in the biopharma, healthcare, education & government, and advanced technologies & applied materials industries. Our portfolio is used in virtually every stage of the most important research, development and production activities in the industries we serve. Our global footprint enables us to serve more than 300,000 customer locations and gives us extensive access to research laboratories and scientists in more than 180 countries. We set science in motion to create a better world. For more information, please visit www.avantorsciences.com.
Use of Non-GAAP Financial Measures

To evaluate our performance, we monitor a number of key indicators. As appropriate, we supplement our results of operations determined in accordance with U.S. generally accepted accounting principles (“GAAP”) with certain non-GAAP financial measurements that we believe are useful to investors, creditors and others in assessing our performance. These measures should not be considered in isolation or as a substitute for reported GAAP results because they may include or exclude certain items as compared to similar GAAP-based measures, and such measures may not be comparable to similarly titled measures reported by other companies. Rather, these measures should be considered as an additional way of viewing aspects of our operations that provide a more complete understanding of our business. We strongly encourage investors to review our consolidated financial statements included in reports filed with the SEC in their entirety and not rely solely on any one, single financial measurement or communication.

The non-GAAP financial measures used in this press release are sales growth (decline) on an organic basis, sales growth (decline) on a core organic basis, Adjusted EBITDA, adjusted net income, adjusted EPS, adjusted net leverage and free cash flow.

•Sales growth (decline) on an organic basis eliminates from our reported net sales growth (decline) the impacts of earnings from any acquired or disposed businesses that have been owned for less than one year and changes in foreign currency exchange rates. Sales growth (decline) on a core organic basis eliminates from our organic growth (decline) the impacts of any COVID-19 related net sales. We believe that these measurements are useful as a way to measure and evaluate our underlying commercial operating performance consistently across our segments and the periods presented.

•Adjusted EBITDA is to measure and evaluate our operating performance exclusive of interest expense, income tax expense, depreciation, amortization and certain other adjustments. We believe that this measurement is useful as a way to analyze the underlying trends in our business consistently across the periods presented.

•Adjusted net income is our net income or loss first adjusted for the following items: (i) amortization of acquired intangible assets, (ii) net foreign currency remeasurement gains or losses relating to financing activities, (iii) losses on extinguishment of debt, (iv) charges associated with the impairment of certain assets, (v) other costs or credits that are either isolated or cannot be expected to recur with any regularity or predictability. From this amount, we then add or subtract an assumed incremental income tax impact on the above noted pre-tax adjustments, using estimated tax rates, to arrive at Adjusted Net Income. We believe that this measurement is useful as a way to analyze the business consistently across the periods presented.

•Adjusted EPS is our adjusted net income divided by our diluted GAAP weighted average share count adjusted for anti-dilutive instruments. We believe that this measurement is an additional way to analyze the underlying trends in our business consistently across the periods presented.

•Adjusted net leverage is equal to our gross debt, reduced by our cash and cash equivalents, divided by our trailing 12-month Adjusted EBITDA (excluding stock-based compensation expense and including the expected run-rate effect of cost synergies and the incremental results of completed acquisitions as if those acquisitions had occurred on the first day of the trailing 12-month period). We believe that this measurement is a useful way to evaluate and measure the Company’s capital allocation strategies and the underlying trends in the business.

•Free cash flow is equal to our cash flow from operating activities, excluding acquisition-related costs paid in the period, less capital expenditures. We believe that this measurement is useful as it provides a view on the Company’s ability to generate cash for use in financing or investment activities.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

Forward-Looking and Cautionary Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “assumption,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “likely,” “long-term,” “near-term,” “objective,” “opportunity,” “outlook,” “plan,” “potential,” “project,” “projection,” “prospects,” “seek,” “target,” “trend,” “can,” “could,” “may,” “should,” “would,” “will,” the negatives thereof and other words and terms of similar meaning.

Forward-looking statements are inherently subject to risks, uncertainties and assumptions; they are not guarantees of performance. You should not place undue reliance on these statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, we cannot assure you that the assumptions and expectations will prove to be correct. Factors that could contribute to these risks, uncertainties and assumptions include, but are not limited to, the factors described in “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q, as such risk factors may be updated from time to time in our periodic filings with the SEC.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. In addition, all forward-looking statements speak only as of the date of this press release. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise other than as required under the federal securities laws.

Avantor, Inc. and subsidiaries
Consolidated statements of operations

(in millions, except per share data)	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Net sales	$1,722.8	$1,795.0	$6,967.2	$7,512.4
Cost of sales	1,152.4	1,180.5	4,603.4	4,909.6
Gross profit	570.4	614.5	2,363.8	2,602.8
Selling, general and administrative expenses	387.1	362.7	1,506.6	1,472.6
Impairment charges	—	—	160.8	—
Operating income	183.3	251.8	696.4	1,130.2
Interest expense, net	(65.3)	(69.8)	(284.8)	(265.8)
Loss on extinguishment of debt	(1.0)	(1.7)	(6.9)	(12.5)
Other income (expense), net	2.5	(5.6)	5.8	(0.8)
Income before income taxes	119.5	174.7	410.5	851.1
Income tax expense	(21.0)	(33.0)	(89.4)	(164.6)
Net income	98.5	141.7	321.1	686.5
Accumulation of yield on preferred stock	—	—	—	(24.2)
Net income available to common stockholders	$98.5	$141.7	$321.1	$662.3

Earnings per share:
Basic	$0.15	$0.21	$0.48	$1.02
Diluted	$0.15	$0.21	$0.47	$1.01
Weighted average shares outstanding:
Basic	676.4	674.2	675.6	650.9
Diluted	679.2	677.1	678.4	679.4

Avantor, Inc. and subsidiaries
Consolidated balance sheets

(in millions)	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$262.9	$372.9
Accounts receivable, net	1,150.2	1,218.4
Inventory	828.1	913.5
Other current assets	143.7	153.1
Total current assets	2,384.9	2,657.9
Property, plant and equipment, net	737.5	727.0
Other intangible assets, net	3,775.3	4,133.3
Goodwill, net	5,716.7	5,652.6
Other assets	358.3	293.5
Total assets	$12,972.7	$13,464.3
Liabilities and stockholders' equity
Current liabilities:
Current portion of debt	$259.9	$364.2
Accounts payable	625.9	758.2
Employee-related liabilities	133.1	122.4
Accrued interest	50.2	49.9
Other current liabilities	411.2	364.1
Total current liabilities	1,480.3	1,658.8
Debt, net of current portion	5,276.7	5,923.3
Deferred income tax liabilities	612.8	731.4
Other liabilities	350.3	295.4
Total liabilities	7,720.1	8,608.9
Stockholders’ equity:
Common stock including paid-in capital	3,830.1	3,785.3
Accumulated earnings	1,491.5	1,170.4
Accumulated other comprehensive loss	(69.0)	(100.3)
Total stockholders’ equity	5,252.6	4,855.4
Total liabilities and stockholders' equity	$12,972.7	$13,464.3

Avantor, Inc. and subsidiaries
Consolidated statements of cash flows

(in millions)	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Cash flows from operating activities:
Net income	$98.5	$141.7	$321.1	$686.5
Reconciling adjustments:
Depreciation and amortization	100.6	100.7	402.3	405.5
Impairment charges	—	—	160.8	—
Stock-based compensation expense	8.8	10.0	40.5	45.8
Provision for accounts receivable and inventory	22.0	21.1	84.5	65.0
Deferred income tax benefit	(78.3)	(7.3)	(172.4)	(69.1)
Amortization of deferred financing costs	3.1	3.6	13.0	15.7
Loss on extinguishment of debt	1.0	1.7	6.9	12.5
Foreign currency remeasurement loss (gain)	0.5	5.1	(2.6)	10.0
Changes in assets and liabilities:
Accounts receivable	21.9	53.8	77.0	(45.2)
Inventory	21.2	1.6	30.3	(112.5)
Accounts payable	(43.8)	(49.5)	(139.6)	15.6
Accrued interest	10.6	11.3	0.3	0.1
Other assets and liabilities	87.1	(81.3)	48.6	(179.3)
Other	(1.6)	(6.9)	(0.7)	(7.0)
Net cash provided by operating activities	251.6	205.6	870.0	843.6
Cash flows from investing activities:
Capital expenditures	(50.6)	(33.6)	(146.4)	(133.4)
Cash paid for acquisitions, net of cash acquired	—	—	—	(20.2)
Cash proceeds from settlement of cross currency swap	—	—	—	42.5
Other	0.6	0.5	2.7	1.5
Net cash used in investing activities	(50.0)	(33.1)	(143.7)	(109.6)
Cash flows from financing activities:
Debt borrowings	—	82.2	—	327.2
Debt repayments	(188.1)	(164.0)	(846.0)	(947.0)
Payments of debt refinancing fees and premiums	—	(0.6)	(2.3)	(0.6)
Proceeds from issuance of stock, net of issuance costs	—	—	—	—
Payments of dividends on preferred stock	—	—	—	(32.4)
Proceeds received from exercise of stock options	4.2	0.9	18.3	17.3
Shares repurchased to satisfy employee tax obligations for vested stock-based awards	(0.2)	(0.1)	(13.7)	(13.2)
Net cash (used in) provided by financing activities	(184.1)	(81.6)	(843.7)	(648.7)
Effect of currency rate changes on cash and cash equivalents	9.5	18.2	8.2	(15.5)
Net change in cash, cash equivalents and restricted cash	27.0	109.1	(109.2)	69.8
Cash, cash equivalents and restricted cash, beginning of period	260.7	287.8	396.9	327.1
Cash, cash equivalents and restricted cash, end of period	$287.7	$396.9	$287.7	$396.9

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures

(in millions)	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Net income	$98.5	$141.7	$321.1	$686.5
Amortization	75.0	78.5	307.7	318.3
Loss on extinguishment of debt	1.0	1.7	6.9	12.5
Net foreign currency (gain) loss from financing activities	(0.8)	7.2	(3.1)	7.0
Other stock-based compensation expense (benefit)	0.2	—	0.3	(3.3)
Integration-related expenses[1]	(0.7)	5.6	7.6	19.2
Purchase accounting adjustments[2]	—	—	—	9.4
Restructuring and severance charges[3]	8.5	(0.2)	26.5	3.5
Reserve for certain legal matters[4]	3.1	—	7.1	—
Impairment charges[5]	—	—	160.8	—
Transformation expenses[6]	5.4	—	5.4	—
Income tax benefit applicable to pretax adjustments	(23.5)	(20.5)	(120.2)	(97.6)
Adjusted net income	166.7	214.0	720.1	955.5
Interest expense, net	65.3	69.8	284.8	265.8
Depreciation	25.6	22.2	94.6	87.2
Income tax provision applicable to Adjusted Net income	44.5	53.5	209.6	262.2
Adjusted EBITDA	$302.1	$359.5	$1,309.1	$1,570.7
━━━━━━━━━
1.Represents non-recurring direct costs incurred with third-parties and the accrual of a long-term retention incentive to integrate acquired companies. These expenses represent incremental costs and are unrelated to normal operations of our business. Integration expenses are incurred over a pre-defined integration period specific to each acquisition.
2.Represents the non-cash reduction of contingent consideration related to the Ritter acquisition and the amortization of the purchase accounting adjustment to record Masterflex and Ritter inventory at fair value.
3.Reflects the incremental expenses incurred in the period related to initiatives to increase profitability and productivity. Typical costs included in this caption are employee severance, site-related exit costs, and contract termination costs.
4.Represents charges and legal costs in connection with certain litigation and other contingencies that are unrelated to our core operations and not reflective of on-going business and operating results.
5.Related to impairment of the Ritter asset group.
6.Represents non-recurring, incremental expenses directly associated with the Company’s publicly-announced program to transform our operating model.

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures (continued)
Earnings per share

(shares in millions)	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Diluted Earnings per share (GAAP)	$0.15	$0.21	$0.47	$1.01
Dilutive impact of convertible instruments	—	—	—	—
Fully diluted Earnings per share (non-GAAP)	0.15	0.21	0.47	1.01
Amortization	0.11	0.12	0.45	0.47
Loss on extinguishment of debt	—	—	0.01	0.01
Net foreign currency loss from financing activities	—	0.01	—	0.01
Other stock-based compensation expense	—	—	—	—
Integration-related expenses	—	0.01	0.01	0.03
Purchase accounting adjustments	—	—	—	0.01
Restructuring and severance charges	0.01	—	0.04	0.01
Reserve for certain legal matters	—	—	0.01	—
Impairment charges	—	—	0.24	—
Transformation expenses	0.01		0.01
Income tax benefit applicable to pretax adjustments	(0.03)	(0.03)	(0.18)	(0.14)
Adjusted EPS (non-GAAP)	$0.25	$0.32	$1.06	$1.41

Weighted average shares outstanding:
Diluted (GAAP)	679.2	677.1	678.4	679.4
Incremental shares excluded for GAAP	—	—	—	—
Share count for Adjusted EPS (non-GAAP)	679.2	677.1	678.4	679.4

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures (continued)
Free cash flow

(in millions)	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Net cash provided by operating activities	$251.6	$205.6	$870.0	$843.6
Capital expenditures	(50.6)	(33.6)	(146.4)	(133.4)
Free cash flow (non-GAAP)	$201.0	$172.0	$723.6	$710.2

Adjusted net leverage

(dollars in millions)	December 31, 2023
Total debt, gross	$5,580.0
Less cash and cash equivalents	(262.9)
	$5,317.1

Trailing twelve months Adjusted EBITDA	$1,309.1
Trailing twelve months ongoing stock-based compensation expense	40.2
	$1,349.3

Adjusted net leverage (non-GAAP)	3.9	x

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures (continued)
Net sales

(in millions)	December 31		Reconciliation of net sales growth (decline) to organic and core organic net sales growth (decline)
			Net sales growth (decline)	Foreign currency impact	Organic net sales growth (decline)	COVID -19	Core organic net sales growth (decline)[1]
	2023	2022
Three months ended:
Americas	$994.8	$1,048.0	$(53.2)	$1.5	$(54.7)	$(14.7)	$(40.0)
Europe	603.5	617.2	(13.7)	31.1	(44.8)	(2.5)	(42.3)
AMEA	124.5	129.8	(5.3)	0.9	(6.2)	(1.7)	(4.5)
Total	$1,722.8	$1,795.0	$(72.2)	$33.5	$(105.7)	$(18.9)	$(86.8)
Year ended:
Americas	$4,071.6	$4,471.2	$(399.6)	$(2.2)	$(397.4)	$(125.1)	$(272.3)
Europe	2,420.4	2,516.5	(96.1)	50.5	(146.6)	(48.7)	(97.9)
AMEA	475.2	524.7	(49.5)	(7.1)	(42.4)	(20.5)	(21.9)
Total	$6,967.2	$7,512.4	$(545.2)	$41.2	$(586.4)	$(194.3)	$(392.1)

1.Core organic net sales growth (decline) eliminates from our organic net growth (decline) the impact from the change in sales of COVID-19 related offerings from 2022 to 2023. Numbers in this column are calculated by removing the impact of COVID-19 sales from the numbers in the "Organic net sales growth (decline)" column.

Adjusted EBITDA

(in millions)	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Americas	$201.2	$231.0	$912.6	$1,077.3
Europe	113.7	131.1	449.5	524.1
AMEA	31.6	40.4	125.3	141.5
Corporate	(44.4)	(43.0)	(178.3)	(172.2)
Total	$302.1	$359.5	$1,309.1	$1,570.7

Investor Relations Contact
Christina Jones
Vice President, Investor Relations
Avantor
+1 805-617-5297
Christina.Jones@avantorsciences.com
Media Contact
Emily Collins
Vice President, External Communications
Avantor
+1 332-239-3910
Emily.collins@avantorsciences.com
Source: Avantor and Financial News